UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

CORTLAND BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cortland Bancorp
194 West Main Street
Cortland, Ohio 44410
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

Annual	May 17, 2011	Trumbull Country Club
Meeting:	10:30 a.m., EDT	600 Golf Drive NE
Warren, Ohio 44483

Record Date and Voting:	8:00 a.m., EDT, March 22, 2011. If you were a shareholder at that time, you may vote at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”). Each common share entitles the holder to one vote on each matter to be voted on by shareholders at the Annual Meeting. On the record date, Cortland Bancorp (“Cortland”) had 4,525,540 common shares outstanding.

Agenda:	1. To elect three directors to serve for terms of two years each until the Annual Meeting in 2013 and until their successors are elected and qualified.

2. To elect three directors to serve for terms of three years each until the Annual Meeting in 2014 and until their successors are elected and qualified.

3. To ratify the appointment of S.R. Snodgrass, A.C. as Cortland’s independent auditor for the fiscal year ending December 31, 2011.

4. To transact any other business that may properly come before the meeting.

Proxies:	Unless you specify on the proxy card to vote differently, the management proxies will vote all signed and returned proxies “FOR” election of the Board’s nominees for director and “FOR” ratification of Cortland’s independent auditor. The management proxies will use their discretion on any other matters that may arise. If a named nominee cannot or will not serve as a director, the management proxies will vote for a substitute person nominated by the Board to serve as a director.

Proxies Solicited By:	Cortland’s Board of Directors. The cost of the solicitation is being borne by Cortland. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors, or employees of Cortland and its subsidiaries by mail, telephone, or personal contact. Cortland will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations, and other custodians, nominees, and fiduciaries who are record holders of common shares not beneficially owned by them, for forwarding proxy materials to, and obtaining proxies from, the beneficial owners of such common shares.

Mailing Date:	We anticipate mailing this proxy statement on or about April 4, 2011.

Revoking Your Proxy:	You may revoke your proxy before it is voted at the Annual Meeting. You may revoke your proxy by:

• sending written notice revoking your proxy to Timothy Carney, Cortland’s Secretary, at 194 West Main Street, Cortland, Ohio 44410, which must be received prior to the Annual Meeting;

• sending in another signed proxy card with a later date, which must be received by Cortland prior to the Annual Meeting; or

      •    attending the Annual Meeting and revoking your proxy in person if your common shares are held in your name. If your common shares are held in the name of your broker, financial institution, or other holder of record, you must bring an account statement or letter from the broker, financial institution, or other holder of record indicating that you were the beneficial owner of the common shares on the record date.

Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 17, 2011: THE PROXY STATEMENT, INCLUDING NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS, AND THE 2010 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE ON THE INTERNET AT http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=100699&gkp=203211.

PROXY STATEMENT
TABLE OF CONTENTS

Share Ownership by Directors and Executive Officers	1
Record Date and Outstanding Shares; Quorum	2
Vote Required	2
Abstentions and Broker Non-Votes	2
Section 16(a) Beneficial Ownership Reporting Compliance	2
Election of Directors (Proposals One and Two)	2
Board Nominees	3
Continuing Directors	5
The Board and Committees of the Board	6
Director Compensation in 2010	10
Executive Compensation	12
Transactions with Related Persons	15
Ratification of Independent Auditors (Proposal Three)	15
Audit Committee Matters	16
Submission of Shareholder Proposals	17
Delivery of Proxy Materials to Shareholders Sharing an Address	17
Other Business	17

PROXY STATEMENT
     Cortland Bancorp. (“Cortland”), an Ohio corporation, is registered as a bank holding company with the Federal Reserve Board and owns all the capital stock of The Cortland Savings and Banking Company (the “Bank”). Cortland’s common stock is traded on the Over the Counter Bulletin Board under the symbol “CLDB.” As used in this proxy statement, “we,” “us,” and “our” refer to Cortland and/or its subsidiaries, depending on the context. The term “annual meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.
     This proxy statement is furnished in connection with the solicitation by Cortland’s Board of Directors (the “Board”) of proxies to be voted at the 2011 Annual Meeting of Shareholders. The annual meeting will be held on Tuesday, May 17, 2011, at 10:30 a.m., EDT, at Trumbull Country Club, 600 Golf Drive NE, Warren, Ohio 44483. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to shareholders on or about April 4, 2011.
SHARE OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
     The following table furnishes information regarding the beneficial ownership of common shares, as of March 22, 2011, for each of the current directors, each of the nominees for re-election as a director, each of the individuals named in the Summary Compensation Table, and all current directors and executive officers as a group. To the knowledge of Cortland, no person beneficially owns more than 5% of the outstanding common shares.

Name of Beneficial	Number of	Percentage of
Owner (1)	Shares	Outstanding Shares (2)
Jerry A. Carleton	8,152.1800	(3)
Timothy Carney (4)	10,298.2641	(3)
David C. Cole	4,040.0900	(3)
Stanley P. Feret (4)	1,000.0000	(3)
James M. Gasior (4)	7,980.8113	(3)
George E. Gessner	29,220.7620	(3)
James E. Hoffman, III	4,484.4330	(3)
Neil J. Kaback	191.0000	(3)
Joseph E. Koch	700.0000	(3)
David J. Lucido (4)	3,702.6967	(3)
K. Ray Mahan	111,661.6140	2.47%
Richard B. Thompson	134,344.6940	2.97%
Timothy K. Woofter	78,276.8700	1.73%
All directors and executive officers as a group (19 persons)	410,046.3715	9.06%

(1)	Unless otherwise indicated in the footnotes to this table, each beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table for such beneficial owner. The mailing address of each of the current executive officers and directors of Cortland Bancorp is 194 West Main Street, Cortland, Ohio 44410.

(2)	The “Percent of Class” computation is based upon the sum of 4,525,540 common shares outstanding as of March 22, 2011.

(3)	Represents beneficial ownership of less than 1% of the outstanding common shares.

(4)	Individual named in the Summary Compensation Table under Executive Compensation.

RECORD DATE AND OUTSTANDING SHARES; QUORUM
     If you were a shareholder at the close of business on March 22, 2011, you are entitled to vote at the annual meeting. As of March 22, 2011, there were 4,525,540 shares of Cortland common stock issued and outstanding. When present in person or by proxy at the annual meeting, the holders of a majority of the shares of Cortland common stock issued and outstanding and entitled to vote will constitute a quorum for the conduct of business at the meeting.
VOTE REQUIRED
     Shareholders are entitled to one vote for each share held. Shareholders are not entitled to cumulate their votes in the election or removal of directors or otherwise. Directors are elected by a plurality vote of shareholders present in person or by proxy and constituting a quorum, meaning the nominees receiving the greatest numbers of votes will be elected. The affirmative vote of a majority of the votes cast is needed to ratify the appointment of S.R. Snodgrass, A.C. as Cortland’s independent auditor for 2011.
ABSTENTIONS AND BROKER NON-VOTES
     Abstention may be specified on all proposals except the election of directors. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on “routine matters,” such as the ratification of independent registered public accounting firms, but not on non-routine matters, such as amendments to charter documents, executive compensation proposals, and the election of directors. Although they are counted for purposes of establishing that a quorum is present, abstentions and broker non-votes are not counted as votes cast. Accordingly, abstentions and broker non-votes have no effect on the election of directors or ratification of the appointment of Cortland’s independent auditor.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Cortland’s executive officers and directors to file reports with the Securities and Exchange Commission (“SEC”) disclosing their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Specific due dates have been established by the SEC, and Cortland is required to disclose in this proxy statement any late reports. To Cortland’s knowledge, based solely on a review of reports furnished to Cortland and written representations that no other reports were required, Cortland’s executive officers and directors complied with all Section 16(a) filing requirements during the 2010 fiscal year, with two exceptions. One Form 4, reporting the sale of 1,849.3196 shares of Cortland stock by Danny L. White, was filed late. Additionally, a second Form 4, reporting the sale of Mr. White’s remaining 9,443.5422 shares of Cortland stock, was also filed late. Mr. White’s employment with the Bank terminated on March 31, 2010.
ELECTION OF DIRECTORS
(Proposals One and Two)
     As of the date of this proxy statement, Cortland’s Board currently has 11 members. The Board is divided into three classes, and directors of each class serve for three-year terms. Directors Jerry A. Carleton, James M. Gasior, and Richard B. Thompson are nominated as directors for two-year terms ending at the 2013 annual meeting or until their successors are elected and qualified. These three directors were originally nominated last year for reelection at the April 27, 2010 annual meeting. However, because a quorum was not obtained at the 2010 annual meeting, no action except adjournment was taken at the 2010 annual meeting. For that reason, the election of directors at the 2010 annual meeting did not occur. Instead, as explained in Cortland’s Form 8-K Current Report filed with the SEC on May 3, 2010, all of Cortland’s directors simply continued serving as directors after the 2010 annual meeting, including Directors Carleton, Gasior, and Thompson. Director K. Ray Mahan, former Chairman of the Board, also continued to serve as a director after adjournment of the 2010 annual meeting although he turned 70 on January 24, 2010. Article Two, Section 2.01 of Cortland’s Code of Regulations stipulates that “no person who has attained the age of seventy (70) shall be eligible for election as a director.” Accordingly, Mr. Mahan will not seek re-election at the Annual Meeting in 2011. The Board has elected to eliminate Mr. Mahan’s director position upon his retirement thereby reducing the size of the Board from 11 to 10 directors.
     Directors David C. Cole, Timothy Carney, and Neil J. Kaback are also nominated as directors for three-year terms ending at the 2014 annual meeting or until their successors are elected and qualified. Proxies may not be voted for more than the three nominees in each class presented.

BOARD NOMINEES
     Board members are individuals with knowledge and experience who serve and represent Cortland’s geographic footprint throughout the counties and communities served. Current Board representation by outside directors demonstrates a background in automotive, law, manufacturing, and the accounting industries, with the expertise of these individuals covering a broad array of skills including corporate management, human resource management, strategic planning, business acquisitions, and small business operations.
     The Board proposes that Directors Carleton, Gasior, and Thompson be elected for a new term of two years. Each of these three directors appeared as nominees in the proxy statement for the 2010 annual meeting; however, a quorum was not reached. Therefore, these three individuals are presented as nominees with the two years remaining on their originally intended terms. The Board also proposes that Directors Cole, Carney, and Kaback be elected for a new term of three years. Each nominee was recommended by the Nominating Committee. Each individual elected as a director at the annual meeting will hold office until his term expires and until his successor is duly elected and qualified, or until his earlier resignation, removal from office, or death. While it is contemplated that all nominees will stand for re-election, if a nominee who would otherwise receive the required number of votes becomes unavailable or unable to serve as a candidate for re-election as a director, the individuals designated as proxies on the proxy card will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board following recommendation by the Nominating Committee. The Board knows of no reason why any of the nominees named below will be unavailable or unable to serve if elected to the Board.
     The biographies of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that caused the Nominating Committee and the Board to determine that the person should serve as a Cortland director. Director James E. Hoffman, III is a first cousin to Craig M. Phythyon, an officer of the Bank.

			Director of	Nominee
			Cortland	for Term
Nominee	Age	Biography	Since	Expiring In
Jerry A. Carleton	68	Owner of Jerry Carleton Enterprises, Inc., a general contracting and development company, since 1972. Limited Partner in Eagle Ridge Properties LLC in Brown’s Farm, a development company. Professor Emeritus at Kent State University Trumbull Campus. In addition to his experience with the building and construction trades, Mr. Carleton is involved in growth, development, and planning. His expertise is utilized in reviewing customer business plans and facilities development as well as the Bank’s business plans.	2004	2013

James M. Gasior	51	President and Chief Executive Officer of the Bank and Cortland since November 2, 2009, Senior Vice President, Chief Financial Officer, and Secretary of Cortland and Cortland Bank since 2005. Certified Public Accountant and member of the American Institute of CPAs and the Ohio Society of CPAs. His professional affiliation includes a background in all financial activities and financial reporting, audit preparation, budgeting, compensation reviews, and knowledge of government regulatory requirements.	2005	2013

			Director of	Nominee
			Cortland	for Term
Nominee	Age	Biography	Since	Expiring In
Richard B. Thompson	62	Owner and executive of Therm-O-Link, Inc., Vulkor, Inc., and Therm-O-Link of Texas, Inc., all manufacturers of electrical wire and cable. Owner and executive of Geneva Partners, a condominium development company which is no longer active. Executive of Kinsman IGA, a grocery store. Partner in Dana Partners, a real estate holding company, and Dana Gas, a gas well operation. Owner of the Heritage Hill Grain Company and Heritage Hill Enterprises, agricultural businesses, since 2003. Partner in Stratton Creek Woodworks, a maker of wood products, and Smearcase, a real estate holding company, each since 2005. Partner in Goodview, a Brazilian agricultural business. Partner in Kinsman Hardware LLC, a home improvement store. Mr. Thompson is a private investor with an extensive background in manufacturing. His knowledge and expertise provide assistance in understanding and evaluating manufacturing business relationships. He has owned and managed numerous small businesses in several industries in the bank’s current market area, as well as outside the immediate area.	2001	2013

David C. Cole	52	Partner and President of Cole Valley Motor Company, an automobile dealership. President of JDT, Inc., Cole Valley Chevrolet, CJB Properties, and David Tom LTD, automobile sales, since 2001. As President of a family-owned automobile dealership located in Warren, Ohio, Mr. Cole is responsible for the management and day-to-day operations of the business. He has a Bachelor of Science degree in business administration and has extensive experience and understanding of small business and retail needs. Mr. Cole serves on the board of Forum Health.	1989	2014

Timothy Carney	45	Executive Vice President and Chief Operating Officer of Cortland and the Bank and Secretary of Cortland and the Bank since November 2, 2009. Senior Vice President and Chief Operations Officer of the Bank and Cortland since April 2008. Senior Vice President and Chief Operations Officer of the Bank since April 2005. Prior to joining the bank, Mr. Carney was employed by a major accounting firm and had experience in all financial activities and financial reporting, audit preparation, budgeting, and knowledge of government regulatory requirements.	2009	2014

			Director of	Nominee
			Cortland	for Term
Nominee	Age	Biography	Since	Expiring In
Neil J. Kaback	50	Mr. Kaback is Vice President of Cohen & Company, Inc., a firm that provides marketing for Cohen & Company LTD (an accounting firm where Mr. Kaback is also a Vice President). Mr. Kaback is a partner in Cohen & Company Investment Partnership, a financial planning firm and Vice President of Cohen Fund Audit Services, a mutual fund auditing firm. A member of the American Institute of CPAs and the Ohio Society of CPAs. Mr. Kaback has varied responsibilities. He focuses on high level business succession, tax, estate, and family business planning, as well as the supervision and planning of financial statement and tax return engagements. He heads the firm’s Automotive Dealers Group and provides managerial, operational, financing, and tax consulting advice. He serves as Finance Chairman for the Trumbull Memorial Hospital Foundation and was the Campaign Chairman of Operation: Save our Airbase Reservists. He was a member of the Leadership Youngstown Class of 92-93, and is actively involved with the Mahoning County United Way, Trumbull 100, Youngstown Area Jewish Federation, and American Red Cross.	2004	2014
Recommendation and Vote
     Under Ohio law and Cortland’s Code of Regulations, the nominees receiving the greatest number of votes “FOR” election will be elected to the Board. Shareholders are not entitled to cumulate votes in the election of directors. Common shares represented by properly executed and returned proxy cards will be voted “FOR” the election of the Board’s nominees named above unless authority to vote for one or more nominees is withheld. Common shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes, but will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.
     The Board recommends a vote FOR the election of the nominees named above.
CONTINUING DIRECTORS
     Effective May 18, 2010, Joseph E. Koch was appointed to Cortland’s and the Bank’s Board of Directors. Mr. Koch was appointed to fill a newly created vacancy and serves in the class of directors whose terms will expire in 2012.

			Director of
			Cortland	Term
Nominee	Age	Biography	Since	Expires In
George E. Gessner	66	Attorney. Partner, Director, and Corporate Secretary in the law firm of Gessner & Platt Co., L.P.A. Mr. Gessner has been a general practitioner of law for over 40 years and is a partner in a local law firm. He received his undergraduate (B.A.) degree at Hiram College and his Juris Doctorate (J.D.) degree from the University of Akron Law School. He became a member of the Bar in 1969.	1987	2012

			Director of
			Cortland	Term
Nominee	Age	Biography	Since	Expires In
James E. Hoffman, III	59	Attorney. President of Hoffman & Walker Co., L.P.A. Mr. Hoffman has been a general practitioner of law for over 33 years and is a partner in a local law firm. He received his undergraduate (B.A.) degree at The Ohio State University in 1973 and his Juris Doctorate (J.D.) degree from the University of Akron Law School in 1976.	1984	2012

Timothy K. Woofter	60	President, CEO, and Director of Stanwade Metal Products, a manufacturer of tanks and distributor of oil equipment, and Lucky Oil Equipment, a distributor of oil equipment. Partner in the Woofter Family Limited Partnership. Owner, Jester Investments, a residential and commercial property rental company. Part owner and Vice President of Northern Ventures, a real estate rental company. Manager of Hartford Land LLC, a Real Estate Holding Company. Director of the Trade Association, Steel Tank Institute. Mr. Woofter has managed and owned a business that manufactures steel storage tanks and distributes oil-handling equipment for 40 years. He currently is the president of the Steel Tank Institute, a national trade association. He has owned and managed real estate, both residential and commercial, for over 30 years and is familiar with properties of these types and their values.	1985	2012

Joseph E. Koch	54	President, Joe Koch Construction, Inc., a homebuilding, developing and remodeling company since 1988. President, Joe Koch Realty, Inc., a real estate brokerage firm. Owner of Better Living of the Mahoning Valley, a dealer for sunrooms and installations. Member of Eagle Ridge Properties, LLC since 2002. President of Koch Family Charitable Foundation, a 501(c)3 organization.	2010	2012

THE BOARD AND COMMITTEES OF THE BOARD
Independence of Directors
     The Board has reviewed, considered, and discussed each director’s relationships, both direct or indirect, with Cortland and its subsidiaries and the compensation and other payments, if any, each director has, both directly or indirectly, received from or made to Cortland and its subsidiaries in order to determine whether such director qualifies as independent under Rule 5605(a)(2) of Nasdaq’s Marketplace Rules. The Board has determined that it has at least a majority of independent directors, and that each of the following directors has no financial or personal ties, either directly or indirectly, with Cortland or its subsidiaries (other than compensation as a director of Cortland and its subsidiaries, banking relationships in the ordinary course of business with the Bank, and ownership of Cortland’s common shares as described in this proxy statement) and thus qualifies as independent under Nasdaq Corporate Governance Rule 5605(a)(2): Jerry A. Carleton, David C. Cole, George E. Gessner, James E. Hoffman, III, Neil J. Kaback, Joseph E. Koch, K. Ray Mahan, Richard B. Thompson, and Timothy K. Woofter.
     James M. Gasior and Timothy Carney do not qualify as independent directors because they currently serve as executive officers of Cortland and the Bank.
Meetings of the Board and Attendance at the Annual Meeting of Shareholders
     In 2010, Cortland’s Board held a total of fifteen (15) meetings. Each incumbent director, except for Richard B. Thompson, attended at least 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by the board committees on which he served, in each case during the period of his service.
     Cortland encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the incumbent directors and director nominees attended Cortland’s last annual meeting of shareholders held on April 27, 2010.

Communications with the Board
     Although Cortland has not to date adopted formal procedures by which shareholders may communicate directly with directors, Cortland believes that its current process has adequately served the needs of the Board and its shareholders. Communication sent to the Board, either generally or in care of the Chief Executive Officer, Secretary, the Investor Relations Officer, or another corporate officer, is forwarded to all members of the Board. There is no screening process, and all communications that are received by officers for the Board’s attention are forwarded to the Board.
     Until other procedures are developed and posted on Cortland’s website at www.cortland-banks.com, any communication to the Board may be mailed to the Board, in care of the Investor Relations Officer, at Cortland’s headquarters in Cortland, Ohio. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or a “Shareholder-Director Communication.” In addition, communication via Cortland’s website may be used. Correspondence through the investor relations page of the website should also be directed to the Investor Relations Officer and indicate that the communication is a “Shareholder-Board Communication” or a “Shareholder-Director Communication.” All such communications, whether via mail or website, must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors or committee members. The Investor Relations Officer will make copies of all such communications and circulate them to the appropriate director or directors.
Board Committees
     Audit Committee
     The Board has an Audit Committee comprised of Messrs. Kaback (Chair), Cole (effective on April 27, 2010), and Thompson. Mr. Woofter preceded Mr. Cole as a member of the audit committee until April 27, 2010. The Board has determined that each member of the Audit Committee qualifies as independent under the Nasdaq Marketplace Rules, as well as under Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).
     The Board has determined that the audit committee does not have an “audit committee financial expert” as that term is defined by the SEC. The Board has determined that each Audit Committee member has sufficient knowledge in financial and accounting matters to serve effectively on the Committee.
     The Audit Committee conducts its business pursuant to a written charter adopted by the Board. A current copy of the charter of the Audit Committee is posted on Cortland’s website at www.cortland-banks.com on the investor relations page under Governance Documents “Audit Committee Charter.” At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval as necessary.
     The Audit Committee is responsible for appointing, compensating, and overseeing the independent registered public accounting firm employed by Cortland for the purpose of preparing and issuing an audit report or other audit, review, or attestation services. The Audit Committee evaluates the independence of the independent registered public accounting firm on an ongoing basis. The Audit Committee also approves audit reports and plans, accounting policies, and audit outsource arrangements, including audit scope, internal audit reports, audit fees, and certain other expenses. The Audit Committee is responsible for developing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal auditing controls, or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
     The Audit Committee held eight meetings during 2010. The Audit Committee’s report relating to the 2010 fiscal year appears on page 16.
     Executive Compensation Committee
     The Board of the Bank has an Executive Compensation Committee which also serves as the compensation committee of Cortland. The Executive Compensation Committee is comprised of Messrs. Carleton, Cole, Gessner, and Woofter (Chair). The Board has determined that each member of the Executive Compensation Committee qualifies as independent under Nasdaq Marketplace Rules. In addition, each member of the Compensation Committee qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), and as a “non-employee director” for purposes of Section 16b-3 under the Exchange Act.
     The Executive Compensation Committee oversees executive officer compensation as well as compensation under the Profit Sharing Program and the Employee Benefit Plan 401(k). The Executive Compensation Committee reviews and recommends officer compensation levels and benefit plans. In evaluating executive officer performance, the Executive Compensation Committee takes into account —
•	job knowledge, initiative, and originality;

•	quality and accuracy of work performed and priority setting;

•	customer relations;

•	subordinate feedback and ability to provide instruction to staff; and

•	the relationship of these factors to Cortland and the Bank’s achievement of strategic objectives and profitability.
     The Executive Compensation Committee occasionally requests the Chief Executive Officer (“CEO”) to be present at Executive Compensation Committee meetings to discuss executive compensation and evaluate individual performance. The Executive Compensation Committee discusses the CEO’s compensation with him, but final deliberations and all votes regarding his compensation are made in executive session, without the CEO present. The Executive Compensation Committee also approves the compensation for other executive officers based on the CEO’s recommendations with input from outside advisors and counsel and then makes its recommendation to the Board.
     The Executive Compensation Committee has engaged compensation consultants and advisors from time to time to provide input on both Board and executive compensation issues. The Executive Compensation Committee does not have a formal charter. The Executive Compensation Committee held three meetings in 2010.
     Nominating Committee
     The Board has a Nominating Committee comprised of Messrs. Cole, Thompson, and Woofter (Chair). Mr. Mahan was a nominating committee member until April 27, 2010. The Board has determined that each member of the Nominating Committee qualifies as independent under Nasdaq Marketplace Rules. The purpose of the Nominating Committee is to:
•	identify qualified candidates for election, nomination, or appointment to the Board and recommend to the full Board a slate of director nominees for each annual meeting or as vacancies occur;

•	make recommendations to the full Board and the Chairman of the Board regarding assignment and rotation of members and chairs of committees of the Board;

•	recommend the number of directors to serve on the Board; and

•	undertake such other responsibilities as may be referred to the Nominating Committee by the full Board or the Chairman of the Board.
     The Nominating Committee held three meetings during 2010. The charter of the Nominating Committee is reviewed annually and is available on Cortland’s website at www.cortland-banks.com on the investor relations page under Governance Documents “Nominating and Corporate Governance Committee Charter.”
Nominating Procedures
     As described previously, Cortland has a standing Nominating Committee that has the responsibility to identify and recommend individuals qualified to become directors. Each candidate must satisfy the eligibility requirements set forth in Cortland’s Code of Regulations, Article Two, Section 2.01 “Authority and Qualifications.” No person who has attained the age of 70 shall be eligible for election as a director, and each director must hold shares of stock of Cortland with an aggregate par value or stated value of $500, an aggregate shareholder equity of at least $500, or an aggregate fair market value of at least $500.
     When considering potential candidates for the Board, the Nominating Committee strives to assure that the composition of the Board, as well as its practices and operation, contributes to an effective representation and advocacy of shareholders’ interest. The Nominating Committee may consider those factors it deems appropriate in evaluating director candidates, including judgment, skill, strength of character, experience with business and organizations comparable in size and scope to Cortland, experience and skills relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more heavily than others by the Nominating Committee. The committee does not have a policy for the consideration of diversity in the nomination process, but the committee takes into account in its deliberations all facets of a potential nominee’s background, including the potential nominee’s educational background, gender, business and professional experience, and his or her particular skills and other qualities. The committee’s goal is to identify individuals who will enhance and add valuable perspective to the Board’s deliberations and who will assist Cortland in its effort to capitalize on business opportunities in a challenging and highly competitive market.
     In considering candidates for the Board, the Nominating Committee evaluates the entirety of each candidate’s credentials and, other than the eligibility requirements set forth in Cortland’s Code of Regulations, there are no specific minimum qualifications that must be met by a Nominating Committee recommended nominee. However, the Nominating Committee does believe that each member of the Board should be of the highest character and integrity; possess a reputation for working constructively with others; have sufficient time to devote to Board matters; and be without any conflict of interest that would impede the individual’s performance as a director.
     The Nominating Committee will consider candidates for the Board from any reasonable source, including shareholder recommendations. The Nominating Committee will not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority to hire and pay a fee to consultants or search firms for the purpose of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants, search firms, or any other individuals.
     According to Section 2.03(B) of Cortland’s Code of Regulations, any shareholder who desires to nominate an individual to the Board must provide timely written notice. To be timely, the notice must be mailed to the President of Cortland at least 14 days but no more than 50 days before the meeting at which directors will be elected, or 7 days after notice of the meeting is mailed to shareholders if the meeting is held within 21 days of Cortland mailing notice of the meeting.
The shareholder’s notice of nomination must give:
•	the name and address of the nominee;

•	the principal occupation of the nominee;

•	the approximate number of shares the shareholder making the nomination reasonably anticipates will be voted in favor of the proposed nominee;

•	the name and address of the shareholder making the nomination; and

•	the number of shares beneficially owned by the shareholder making the nomination.
     We will disregard a shareholder’s nomination if it is not made in compliance with these rules and standards.
Board Leadership Structure and Role in Risk Oversight
     The office of Chairman of the Board and the office of Chief Executive Officer have been separate at Cortland since 2005. Since November 2, 2009, James M. Gasior has held the office of Chief Executive Officer and effective April 27, 2010, Timothy K. Woofter became Chairman of the Board. Cortland believes that separation of these two offices is consistent with the Board’s responsibility for oversight of management and of Cortland’s affairs generally. The Board and its committees have a significant role in oversight of the risks to which Cortland is subject. Like other community banking organizations, Cortland and the Bank’s Boards exercise oversight of common banking risks through a loan committee that considers loan applications and credit risk, an asset and liability committee whose routine responsibilities require consideration of interest rate and liquidity risk, an audit committee that takes into account audit and regulatory compliance risks, a loan review committee that monitors non-performing assets and their ultimate outcome, and an investment management committee that sets investment strategy and monitors compliance therewith. The full Board, of course, takes these and other risks into account in its deliberations as well.
Code of Ethics
     Cortland has adopted a Code of Ethics (the “Code”) as part of its corporate governance program. The Code applies to all of Cortland’s officers and employees, including its Chief Executive Officer and Chief Financial Officer. The Code is posted on the investor relations page of Cortland’s website at www.cortland-banks.com under Governance Documents “Code of Business Conduct and Ethics.” Any amendments to, or waivers from, this Code will be posted on this same website. In addition, a copy of the Code is available to shareholders upon request. Shareholders desiring a copy of the Code should address written requests to Mr. Timothy Carney, Executive Vice President, Chief Operating Officer and Secretary of Cortland Bancorp, 194 West Main Street, Cortland, Ohio 44410 and are asked to mark “Code of Business Conduct and Ethics” on the outside of the envelope containing the request.

DIRECTOR COMPENSATION IN 2010
     The following table shows the compensation of Cortland directors for their service in 2010, other than Directors Gasior and Carney. The director compensation information to follow represents compensation for the full year, through December 31, 2010. The majority of the director compensation is paid by the Bank for directors’ service on the Bank’s board and the Bank’s board committees, but compensation shown in the table is aggregate compensation paid for directors’ service both to Cortland and the Bank. Information about compensation paid to and earned by Directors Gasior and Carney is included elsewhere in this proxy statement.

			Nonqualified
		Non-Equity	Deferred
	Fees Earned or	Incentive Plan	Compensation	All Other
	Paid in Cash(1)	Compensation	Earnings	Compensation(2)	Total
Name	($)	($)	($)	($)	($)
Jerry A. Carleton	18,000	n/a	—	11,448	29,448
David C. Cole	18,000	n/a	—	4,489	22,489
George E. Gessner	18,000	n/a	—	7,879	25,879
James E. Hoffman, III	18,000	n/a	—	8,295	26,295
Neil J. Kaback	18,000	n/a	—	2,398	20,398
Joseph E. Koch	10,500	n/a	—	—	10,500
K. Ray Mahan	18,000	n/a	—	4,069	22,069
Richard B. Thompson	18,000	n/a	—	4,989	22,989
Timothy K. Woofter	18,000	n/a	—	8,479	26,479

n/a	means not applicable

(1)	In 2010, non-employee directors of the Bank received an $18,000 annual retainer and employee directors of the Bank received a $7,200 annual retainer. Director Koch was appointed as director in June 2010 and received a retainer of $10,500.

(2)	Perquisites and other personal benefits provided to each of the directors described in the table were less than $10,000 in 2010. The figures in the “all other compensation” column consist of the imputed monetary value of life insurance policies for the directors and the addition in 2010 to the liability accrual balance established by Cortland to account for Cortland’s obligation to pay retirement benefits under director retirement agreements entered into with all non-employee directors. The imputed value of life insurance policies for income tax purposes in 2010 was $413 for Director Carleton, $118 for Director Cole, $372 for Director Gessner, $206 for Director Hoffman, $71 for Director Kaback, $608 for Director Mahan, $292 for Director Thompson, and $231 for Director Woofter. The addition to the liability accrual balance to account for the director retirement agreements in 2010 was $11,035 for Director Carleton, $4,371 for Director Cole, $7,507 for Director Gessner, $8,089 for Director Hoffman, $2,327 for Director Kaback, $0 for Director Koch, $3,461 for Director Mahan, $4,697 for Director Thompson, and $8,248 for Director Woofter.
     Retirement Agreements and Insurance for Non-Employee Directors. Directors Carleton, Cole, Gessner, Hoffman, Kaback, Mahan, Thompson, and Woofter are parties to director retirement agreements with Cortland. In December 2007, Cortland entered into amended director retirement agreements with these directors (excluding Director Mahan) for purposes of Internal Revenue Code (“IRC”) Section 409A compliance. Cortland did not enter into an amended director retirement agreement with Mr. Mahan because his director retirement agreement was fully accrued and vested before the enactment of IRC Section 409A. The amended director retirement agreements promise a post-retirement benefit of $10,000 payable annually for 10 years if the director retires after reaching his normal retirement age, which is a function of years of service on the Board and attained age. Normal retirement ages for these directors are age 61 (Mr. Cole), age 62 (Mr. Hoffman), age 63 (Messrs. Mahan and Woofter), age 66 (Mr. Gessner), age 67 (Mr. Kaback), and age 70 (Messrs. Carleton and Thompson). A reduced annual retirement benefit is payable if the director terminates service or becomes disabled before reaching the normal retirement age, but the benefit is not paid until the director reaches the normal retirement age. Mr. Mahan has reached his normal retirement age. If termination of the director’s service occurs within one year after a change in control of Cortland, the director will receive cash in a single lump sum equal to the retirement benefit expense accrued by Cortland. The amended director retirement agreement benefits to which a director is entitled are payable to his beneficiary after the director’s death, but if the director dies in active service to Cortland before reaching his normal retirement age, his beneficiary will be entitled to cash in a single lump sum equal to the retirement benefit expense accrued by Cortland.
     Cortland purchased insurance on the lives of directors who are parties to the amended director retirement agreements and entered into split dollar agreements with them, promising to share a portion of the life insurance death benefits with the directors’ designated beneficiaries. Each director’s portion of the policy’s death benefit is $100,000, payable to the director’s beneficiary whether the director’s death occurs while in active service to Cortland or after retirement. Cortland will receive any death benefits remaining after payment to the director’s beneficiary. In December 2007, Cortland entered into an amended split dollar agreement and endorsement with Mr. Carleton to add a Section 2.4 pursuant to which Cortland promises to maintain the split dollar policy in full force and effect similar to the other directors’ split dollar agreements.
     Director Indemnification. At the 2005 annual meeting, the shareholders of Cortland approved the form and use of indemnification agreements with directors. On May 24, 2005, Cortland entered into indemnification agreements with each of the current directors, other than Director Koch. Director Koch entered into an indemnification agreement with Cortland in May 2010. The indemnification agreements allow a director to select the most favorable indemnification rights provided under:
•	Cortland’s Articles of Incorporation or Code of Regulations in effect on the date of the indemnification agreement or on the date expenses are incurred;

•	state law in effect on the date of the indemnification agreement or on the date expenses are incurred;

•	any liability insurance policy in effect when a claim is made against the director or on the date expenses are incurred; and

•	any other indemnification arrangement otherwise available.
     The indemnification agreements cover all fees, expenses, judgments, fines, penalties, and settlement amounts paid in any matter relating to the director’s role as director, officer, employee, agent, or when serving as Cortland’s representative with another entity. Each indemnification agreement provides for the prompt advancement of all expenses incurred in a proceeding, subject to the director’s obligation to repay those advances if it is determined later that the director is not entitled to indemnification.
     Retainer and Fees. Currently, the Board and the Board of Directors of the Bank consist of the same individuals. Non-employee directors of Cortland serve without retainer or fee for services on the Board. Instead, the directors are paid by the Bank for services rendered in their capacities as directors of Cortland and the Bank.
     In 2010, non-employee directors of the Bank received an $18,000 annual retainer and employee directors of the Bank received a $7,200 annual retainer. Directors of the Bank (both employee and non-employee directors) may also elect to participate in the Bank’s health care plans at substantially the same rates as all employees.
     Director Emeritus Compensation. For up to ten years after retirement as a director, an emeritus director of the Bank is paid $600 for each meeting attended, for an annual compensation of $7,200, provided the director emeritus attends at least 75% of Board meetings. Emeritus directors are also entitled to continue participation in the Bank’s health care plan, although the former director is responsible for paying 100% of the Bank’s cost to maintain health care coverage. After the emeritus director’s death, his or her spouse may similarly maintain health care coverage, at the spouse’s cost. Emeritus directors participate in Board meetings, but are not entitled to vote on any matters coming before the Board.

EXECUTIVE COMPENSATION
     Cortland does not provide any monetary compensation directly to its executive officers. Instead, the executive officers of Cortland are paid by the Bank for services rendered in their capacity as executive officers of Cortland and the Bank.
Summary Compensation Table

			All Other
		Salary(1)	Compensation(2)	Total
Name and Principal Position	Year	($)	($)	($)
James M. Gasior	2010	205,200	62,027	267,227
President and Chief Executive Officer of Cortland and the Bank	2009	171,200	48,283	219,483

Timothy Carney	2010	193,200	43,466	236,666
Executive Vice President and Chief Operating Officer of Cortland and the Bank	2009	144,200	34,109	178,309

Stanley P. Feret*	2010	117,870	33,453	151,323
Senior Vice President and Chief Lending Officer of the Bank	n/a	n/a	n/a	n/a

David J. Lucido+	2010	123,232	44,696	167,928
Senior Vice President and Chief Financial Officer of the Bank	n/a	n/a	n/a	n/a

n/a	means not applicable

*	Mr. Feret was appointed Senior Vice President and Chief Lending Officer of the Bank on March 10, 2010.

+	Mr. Lucido was appointed Senior Vice President and Chief Financial Officer of the Bank on January 18, 2010.

(1)	Includes salary deferred at the election of the executive under the Bank’s 401(k) retirement plan. Also includes fees for service as a director of Cortland and the Bank. In 2010, directors’ fees for Messrs. Gasior and Carney were $7,200 each.

(2)	Perquisites and other personal benefits provided to each of the named executive officers in 2010 exceeded $10,000. The figures in the “all other compensation” column consist of the Bank’s contribution to the 401(k) plan accounts for the named executive officers, the imputed monetary value of life insurance policies, vehicle-related expenses, club memberships, and accrual expense for benefits payable under the executives’ salary continuation agreements. For 2010, the Bank made contributions of $10,365 to the 401(k) plan account of Mr. Gasior, $9,543 to the account of Mr. Carney, $5,894 to the account of Mr. Feret, and $6,392 to the account of Mr. Lucido. The imputed value of life insurance policies for income tax purposes in 2010 was $1,923 for Mr. Gasior, $1,179 for Mr. Carney, $442 for Mr. Feret, and $479 for Mr. Lucido. Vehicle-related expenses in 2010 were $9,300 for Mr. Gasior, $4,800 for Mr. Carney and $4,600 for Mr. Lucido. Club membership dues in 2010 were $4,610 for Mr. Gasior, $4,990 for Mr. Carney, $3,694 for Mr. Feret and $4,563 for Mr. Lucido. The addition to the liability accrual balance to account for the salary continuation agreements in 2010 was $35,829 for Mr. Gasior, $22,954 for Mr. Carney, $23,423 for Mr. Feret, and $28,662 for Mr. Lucido.
     Severance Agreements. Cortland entered into severance agreements in December 2008 with Messrs. Gasior and Carney and in June 2010 with Messrs. Lucido and Feret. The initial term of Messrs. Gasior, Carney, and Lucido’s severance agreement is three years, renewing each year for an additional one-year term unless the Board gives advance written notice that the agreement will not automatically renew. Mr. Feret’s severance agreement, on the other hand, provides a fixed, two-year term. However, Section 4(b) of Mr. Feret’s severance agreement provides that he and Cortland will use best efforts to finalize a new severance agreement by the end of the fixed, two-year term. Messrs. Gasior, Carney, and Lucido’s severance agreements terminate when the executive attains age 65.
     The severance agreements provide that the executive is entitled to severance compensation if a change in control occurs during the term of the agreement, payable in a single lump sum. The change-in-control benefit under the severance agreements is a single-trigger benefit, in contrast to a double-trigger benefit payable solely after employment termination following a change in control. The severance compensation equals the executive’s annual salary when the change in control occurs, plus the amount of any bonus earned for the last whole calendar year. For purposes of the severance agreements, the term change in control means (i) an occurrence of a change in ownership of Cortland, (ii) a change in effective control of Cortland, or (iii) a change in the ownership of a substantial portion of Cortland’s assets as defined consistent with IRC Section 409A. If Messrs. Gasior, Carney, or Lucido’s employment terminates within 24 months after a change in control, Cortland must also continue their life, health, and disability insurance coverage for up to three years, along with fringe benefits such as club memberships. Messrs. Gasior, Carney, and Lucido will also be entitled to out-placement services for one year, and tax and financial planning services for three years after termination. Mr. Feret’s severance agreement does not provide insurance or other miscellaneous benefits for termination occurring after a change in control. However, unlike the other severance agreements, Mr. Feret’s agreement alone provides for a cash severance benefit for termination outside of the context of a change in control. That is, if Mr. Feret’s employment terminates involuntarily but without cause or voluntarily because of an adverse change in employment circumstances to which Mr. Feret has not agreed in advance, in either case before a change in control occurs, he will be entitled to a cash severance benefit in an amount equal to the sum of his salary plus his average cash bonus. Messrs. Gasior, Carney, and Lucido’s severance agreements also include a promise on the part of Cortland to pay the executives’ legal fees associated with the interpretation, enforcement, or defense of the executives’ rights under the severance agreements, up to a maximum of $500,000, as adjusted for inflation from time to time. Mr. Feret’s severance agreement does not contain a provision for reimbursement of legal expenses.
     If a change in control occurs and the total benefits or payments to which an executive is entitled constitute so-called “excess parachute payments” and are therefore subject to the 20% excise tax under Sections 280G and 4999 of the IRC (whether under the severance agreement or under any other compensation arrangement), Cortland must also make an adjusted gross-up payment to Messrs. Gasior, Carney, and Lucido compensating them for the excise tax as well as for income, payroll, and excise taxes imposed on that parachute payment excise tax reimbursement payment. A 20% excise tax is imposed under Section 4999 if the value of an executive’s aggregate change-in-control benefits — calculated according to procedures specified in Section 280G and accompanying IRS regulations — equals or exceeds three times his or her five-year average taxable compensation. The five-year average is known as the so-called base amount. If the value of the aggregate change-in-control benefits equals or exceeds three times the base amount, a 20% excise tax is imposed on all benefits exceeding the base amount and the employer forfeits its compensation deduction for those same benefits. The total adjusted gross-up payment to Messrs. Gasior, Carney, and Lucido would consist of (i) a payment equal to the initial excise tax and (ii) a gross-up payment that is calculated by determining the difference between the full gross-up amount needed to provide the excise tax payment net of all income, payroll, and excise taxes and the excise tax payment multiplied by eighty percent (80%).
     Mr. Feret’s severance agreement does not contain a Section 280G gross-up benefit. However, Section 15 of Mr. Feret’s severance agreement provides that benefits will not be reduced or “cut back” if total change-in-control benefits cause the 20% excess parachute payment excise tax to be imposed on him under IRC Section 4999, with associated loss of Cortland’s compensation deduction under IRC Section 280G for payments on which the 20% excise tax is imposed.
     Salary Continuation Agreements. In June 2010, the Bank entered into fourth amended salary continuation agreements with Messrs. Gasior and Carney (effective as of June 1, 2001) and new salary continuation agreements with Messrs. Lucido and Feret. The salary continuation agreements provide Messrs. Gasior, Carney, Lucido, and Feret with annual normal retirement benefits at age 65 of $109,700, $112,500, $80,900, and $92,000, respectively. Upon reaching their specified normal retirement age of 65, the Bank will make these annual benefit payments to the executives for 15 years even if separation from service does not occur at age 65.
     The salary continuation agreements are intended to reinforce the executives’ long-term commitment to the Bank. The full normal retirement benefit is payable if and only if the executive remains employed with the Bank to the normal retirement age. Messrs. Gasior and Carney’s fourth amended salary continuation agreements provide for reduced benefits in the case of early termination on or after reaching the early retirement age (age 62), or in the case of termination due to disability occurring at any age, but early termination benefits are not payable before age 62 unless early termination is because of involuntary termination without cause or voluntary termination with good reason. Messrs. Lucido and Feret’s salary continuation agreements also provide a reduced benefit for termination before normal retirement age. However, Messrs. Lucido and Feret’s early termination benefit is subject to 10% annual vesting, with elimination of the vesting if a change in control occurs. No benefit is payable and an executive’s severance agreement terminates if his employment terminates for cause. Under generally accepted accounting principles, the Bank must accrue a liability on its books for the obligation under the current agreements. By the time the executive attains the normal retirement age, the total liability amount accrued by the Bank must equal the present value of the Bank’s obligation to the executive. Each executive’s accrual balance is calculated using a level principal amount, with interest computed at a reasonable discount rate under generally accepted accounting principles.
     If Messrs. Lucido or Feret’s service with the Bank terminates involuntarily without cause or voluntarily for good reason within 24 months after a change in control occurs, the Bank will pay them a change-in-control benefit calculated as described in their salary continuation agreements. Because Messrs. Lucido and Feret’s benefit is payable immediately after their separation from service, it is a double-trigger change-in-control benefit and is subject to the six-month payment delay imposed by IRC Section 409A. Conversely, Messrs. Gasior and Carney’s fourth amended salary continuation agreements provide a single trigger change-in-control benefit, which is a benefit payable upon the mere occurrence of a change in control, regardless of whether employment termination also occurs. Messrs. Gasior and Carney’s change-in-control design allows them to avoid the six-month delay imposed by IRC Section 409A for benefits payable on account of a separation from service. IRC Section 409A imposes a six-month payment delay on termination benefits payable to a so-called specified employee, meaning an executive of a publicly traded company whose annual compensation is $160,000 or more (the $160,000 figure is annually adjusted for inflation by the Internal Revenue Service). The term “change in control” is defined in the agreements in a manner identical to the way a “change of control” is defined under the executives’ severance agreements (i.e., consistent with IRC Section 409A). The payment for Messrs. Gasior and Carney is the accrual balance projected to exist at these executives’ normal retirement age discounted to present value. The payment for Messrs. Lucido and Feret is the accrual balance existing when separation from service occurs. The salary continuation agreements also provide that the Bank must reimburse up to $500,000 in legal expenses incurred by each of the executives if the agreements are challenged after a change in control occurs.
     If either of Messrs. Gasior or Carney dies before age 65 in active service to the Bank, instead of salary continuation agreement benefits, these individuals’ beneficiaries will receive a life insurance death benefit in a fixed amount. As informal financing for the salary continuation agreement payment obligation arising out of an executive’s death before retirement, the Bank has purchased life insurance policies on certain officers’ lives, including Messrs. Gasior and Carney. The life insurance policies are owned by the Bank, but the Bank entered into endorsement split dollar arrangements allowing the executives to designate the beneficiary of a portion of the policy death benefits. The Bank will receive the remainder of the death benefits. Messrs. Gasior or Carney’s split dollar agreements provide that the split dollar life insurance benefit expires when the nonqualified deferred compensation obligation is fully accrued at age 65, even if the executive is still working for the Bank. Although the Bank expects the split dollar life insurance policy benefits to finance the expense for the payment obligations under the fourth amended salary continuation agreements, the executives’ contractual entitlements under the agreements are not funded and remain contractual liabilities of the Bank.
     Under the split dollar agreements and endorsements entered into with each of Messrs. Gasior and Carney, at the executive’s death before retirement at age 65, a portion of the total death benefits under the insurance policies will be paid to the executive’s designated beneficiary. The death benefit that would have been payable as of December 31, 2010, to the beneficiaries of Messrs. Gasior and Carney would be $678,977 and $632,833, respectively. The split dollar agreements and endorsements terminate upon the first to occur of any of the following: (i) surrender, lapse, or other termination of the policy by the Bank, (ii) distribution of the death benefit proceeds, (iii) termination of the salary continuation agreement due to cause, misstatement, removal, bank default, or FDIC open-bank assistance, (iv) upon the executive’s 65th birthday, or (v) upon the executive’s separation from service.
     Neither the premium amounts attributable to the policies on the executives’ lives nor the potential split dollar death benefits payable to their beneficiaries are reflected in the Summary Compensation Table. The imputed dollar values of the benefit to the executives for 2010 and 2009 of the portions of the life insurance premium paid by the Bank are included in the Summary Compensation Table.
     Group Term Carve Out Plan. In December 2000, the Bank purchased with a single premium payment approximately $2.8 million in life insurance on the lives of 22 officers for the group term carve out plan. The 22 officers covered by the plan include Messrs. Gasior and Carney. Under group term split dollar endorsements, the Bank and the executives share the rights to death benefits payable under the life insurance policies. An executive’s beneficiaries are entitled to one of the following death benefit amounts:
     Pre-Retirement Death Benefit. If the executive dies before retirement, the death benefit is the lesser of (a) $500,000 or (b) twice the executive’s current annual salary at the time of death, less $50,000; or
     Post-Retirement Death Benefit. If the executive was no longer employed by the Bank at the time of death, but had terminated employment (i) within one year after a change in control, (ii) due to disability, or (iii) on or after the early retirement age of 62, the death benefit is the lesser of (a) $500,000 or (b) the Executive’s most recent salary at the time of death.
     The Bank receives the remainder of the life insurance policy death benefits, which should be sufficient to recover in full the Bank’s life insurance investment. No benefits are payable under the plan to any executive whose employment terminates before the age of 62, unless termination is due to disability or unless termination occurs within one year after a change in control. Benefits are payable to the executives’ beneficiaries in a lump sum.
     Employees also have life insurance benefits under the Bank’s group term life insurance program, paying benefits up to twice the executive’s current annual salary at the time of death to the executive’s beneficiaries if the executive dies while employed by the Bank. Messrs. Gasior, Carney, Lucido, and Feret participate in this program.
     Profit Sharing Program. If the Bank achieves its profit goal for the fiscal year, the Board may (but is not required to) approve profit sharing. The Bank’s profit goal for profit sharing purposes was not achieved in 2010. As a result, no profit-

sharing distributions were made. Should the Bank achieve its profit goal in the future, the Board may (but is not required to) approve profit sharing. If the Board does approve profit sharing, all employees in good standing are eligible.
     Employee Benefit Plan 401(k). The Bank maintains a traditional 401(k) retirement plan for employees. In general, the Bank matches participants’ voluntary contributions up to 5% of gross pay. Employee contributions and matching contributions under the plan accumulate tax free until distributions begin at the employee’s normal retirement age. The goal of the 401(k) plan is to enable employees to provide for their own retirement and, combined with Social Security benefits, to ensure that their aggregate post-retirement income is maintained at a percentage of pre-retirement income sufficient to sustain a long-term retirement.
     Perquisites and Other Compensation. The Executive Compensation Committee annually reviews the perquisites that the management team receives. In the case of Messrs. Gasior, Carney, Feret and Lucido, membership in a golf or social club is encouraged to provide an appropriate forum for entertaining existing customers, developing and promoting new business and generally interacting with influential members of the local community.
     IRC Limits. Cortland considers tax and accounting implications in the design of its compensation programs. Section 162(m) of the IRC places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year. All of the compensation Cortland paid in 2010 to the named executive officers is expected to be deductible under Section 162(m). The Executive Compensation Committee retains the flexibility, however, to pay non-deductible compensation if it believes doing so is in the best interests of Cortland.
TRANSACTIONS WITH RELATED PERSONS
     During the 2010 fiscal year, executive officers and directors of Cortland, members of their immediate families, and corporations or organizations as to which directors of Cortland serve as executive officers or beneficially own more than 10% of the equity interest, were involved in banking transactions with the Bank in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future. Transactions with such persons in connection with the deposit of funds or the Bank acting in an agency capacity have been made on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with Cortland or its subsidiaries. Loans to these persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Cortland or its subsidiaries. These loans have been subject to and are presently subject to no more than a normal risk of collectibility and present no other unfavorable features. As of the date of this proxy statement, all of the loans described in this paragraph were performing in accordance with their original terms.
RATIFICATION OF INDEPENDENT AUDITORS
(Proposal Three)
     Cortland’s independent auditor for the year ended December 31, 2010, was S.R. Snodgrass, A.C. The audit committee has selected, subject to shareholder ratification, S.R. Snodgrass, A.C. to be Cortland’s independent auditor for the fiscal year ending December 31, 2011. We expect one or more representatives of S.R. Snodgrass, A.C. to be present at the annual meeting. The representative of S.R. Snodgrass, A.C. will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.

     Fees of Independent Registered Public Accounting Firm. Fees contracted for services by S. R. Snodgrass, A.C. for each of the 2010 fiscal year and the 2009 fiscal year were as follows:

	2010	2009
Audit Fees (1)	$102,153	$109,850
Audit-Related Fees (2)	7,500	14,296
Tax Fees (3)	8,974	10,114
All Other Fees (4)	11,142	15,920

(1)	Audit fees consist of fees for professional services rendered for the audits of the consolidated financial statements of Cortland and quarterly reviews of the financial statements included in Cortland’s Quarterly Reports on Form 10-Q.

(2)	Audit-related fees include the financial statement audit of an employee benefit plan and agreed upon procedures related to the FHLB collateral review. S.R. Snodgrass, A.C. did not perform the FHLB collateral review in 2010.

(3)	Tax fees include U.S. federal, state and local tax planning and advice, and U.S. federal, state and local tax compliance.

(4)	Strategic planning consulting fees.
     Pre-Approval of Services Performed by Independent Registered Public Accounting Firm. The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been designated the authority by the Committee to pre-approve the engagement of the independent auditors when the entire Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting. All of the services rendered by S.R. Snodgrass, A.C. to Cortland and its subsidiaries for the 2010 and the 2009 fiscal year were pre-approved by the Audit Committee.
     Auditor Independence. The Audit Committee believes that the non-audit services provided by S.R. Snodgrass, A.C. are compatible with maintaining the auditor’s independence. To the best of Cortland’s knowledge, none of the time devoted by S.R. Snodgrass, A.C. on its engagement to audit Cortland’s financial statements for the year ended December 31, 2010, is attributable to work performed by persons other than full-time, permanent employees of S.R. Snodgrass, A.C.
     Cortland’s Bylaws do not require the submission of the selection of independent auditors to shareholders for approval. However, the Board believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit Committee to appoint S.R. Snodgrass, A.C. as Cortland’s principal accountant. Neither the Audit Committee nor the Board will be bound by the shareholders’ vote at the annual meeting, but may take the shareholders’ vote into account in future determinations regarding the retention of an independent auditor.
Recommendation and Vote
     The Board recommends a vote FOR ratification of the appointment of S.R. Snodgrass, A.C. as Cortland’s independent auditor for the fiscal year ending December 31, 2011.
AUDIT COMMITTEE MATTERS
Audit Committee Report for the Fiscal Year Ended December 31, 2010
     The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2010, and has discussed the audited financial statements with management. The Audit Committee has also discussed with S.R. Snodgrass, A.C., Cortland’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (having to do with accounting methods used in the financial statements). The Audit Committee has received the written disclosures and the letter from S.R. Snodgrass, A.C. required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the independent registered accounting firm’s independence), and has discussed with S.R. Snodgrass, A.C. the independent registered accounting firm’s independence. Based on this, the Audit Committee recommended to the Board that Cortland’s audited consolidated financial statements be included in Cortland’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
     David C. Cole, Neil J. Kaback, and Richard B. Thompson
SUBMISSION OF SHAREHOLDER PROPOSALS
     If any Cortland shareholder wishes to submit a proposal to be included in next year’s proxy statement and acted upon at Cortland’s annual meeting to be held in 2012, the proposal must be received by Cortland’s Secretary prior to the close of business on December 6, 2011. Upon receipt of a shareholder proposal, Cortland will determine whether or not to include the proposal in the proxy materials in accordance with applicable SEC Rules.
     If a shareholder intends to present a proposal at the 2012 annual meeting, but has not sought the inclusion of such proposal in Cortland’s proxy materials, such proposal must be received by the Secretary of Cortland prior to February 19, 2012, or the management proxies for the 2012 annual meeting will be entitled to use their discretionary voting authority, should such proposal then be raised, without any discussion of the matter in Cortland’s proxy material.
DELIVERY OF PROXY MATERIALS TO SHAREHOLDERS SHARING AN ADDRESS
     SEC rules provide for “householding,” which permits Cortland to send a single annual report and a single proxy statement to any household at which two or more different shareholders reside if Cortland believes such shareholders are members of the same family or otherwise share the same address or in which one shareholder has multiple accounts, if in each case such shareholder(s) have not opted out of the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and a separate proxy card. The householding procedure reduces the volume of duplicate information that shareholders may receive and reduces Cortland’s expense. Cortland may institute householding in the future, and will notify those registered shareholders who will be affected by householding at that time.
     Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of Cortland, you may have received householding information from your broker, bank, or other nominee in the past. Please contact the holder of record directly if you have any questions, require additional copies of the proxy statement or our annual report to shareholders for the 2010 fiscal year, or to revoke your consent to household and, thereby, receive multiple copies once again. These options are available to you at any time.
OTHER BUSINESS
     As of the date of this proxy statement, the Board knows of no other matters that will be presented for action at the annual meeting other than those discussed in this proxy statement. If any other business should properly arise, the persons acting under the proxies solicited by the Board have the discretionary authority to vote in accordance with their best judgement.
By Order of the Board of Directors.

Timothy Carney
Secretary
April 4, 2011

CORTLAND BANCORP
194 W. Main St.
Cortland, Ohio 44410
Annual Meeting of Shareholders
May 17, 2011
at 10:30 a.m. Eastern Time

You can vote in one of three ways:
1) By Internet, 2) By Telephone
3) By Mail
See below for instructions.
IF YOU ARE NOT VOTING BY INTERNET, OR
BY TELEPHONE, COMPLETE THE REVERSE
SIDE OF PROXY CARD, DETACH AND
RETURN IN THE ENCLOSED ENVELOPE TO:
IST Shareholder Services
209 West Jackson Boulevard, Suite 903,
Chicago, Illinois 60606

DETACH PROXY CARD HERE	(continued on reverse side)

VOTER CONTROL NUMBER

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1.	Read the accompanying Proxy material.

2.	Visit our Internet voting site at www.ilstk.com, click on “Shareholder Services,” select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is shown above.

Please note that all votes cast by Internet must be completed and submitted prior to Sunday, May 15, 2011 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1.	Read the accompanying Proxy material.

2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3.	When asked for your Voter Control Number, enter the number printed above.

4.	You will also be asked to enter the last four digits of your Tax Identification Number that is associated with the account you are now voting.

Please note that all votes cast by telephone must be completed and submitted prior to Sunday, May 15, 2011 at 11:59 p.m. Central Time.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY MAIL

To vote by mail, complete both sides of the proxy card, sign and date on the reverse side, detach and return the card in the envelope provided.

CORTLAND BANCORP

Proxy	Cortland Bancorp
The undersigned hereby appoints George E. Gessner, James E. Hoffman, III and Timothy K. Woofter as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Cortland Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Trumbull Country Club, 600 Golf Drive N.E., Warren, Ohio 44483 on Tuesday, May 17, 2011 at 10:30 a.m. EDT, or any adjournment thereof.
1.	To elect three directors to serve for terms of two years each until the Annual Meeting in 2013 and until their successors are elected and qualified.

	FOR	AGAINST	ABSTAIN

01 Jerry A. Carleton	☐	☐	☐

02 James M. Gasior	☐	☐	☐

03 Richard B. Thompson	☐	☐	☐
2.	To elect three directors to serve for terms of three years each until the Annual Meeting in 2014 and until their successors are elected and qualified.

	FOR	AGAINST	ABSTAIN

04 Timothy Carney	☐	☐	☐

05 David C. Cole	☐	☐	☐

06 Neil J. Kaback	☐	☐	☐
3.	To ratify the appointment of S.R. Snodgrass, A.C. as Cortland’s independent auditor for fiscal year ending December 31, 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	To transact any other business that may properly come before the meeting.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted for proposals 1, 2 and 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS.

SIGNATURE	DATE	SIGNATURE	DATE
Shareholder should sign here exactly as shown on the label affixed hereto. Administrator, Trustee, or Guardian, please give full title. If more than one Trustee, all should sign. All Joint Owners should sign.
DETACH PROXY CARD HERE

ATTENTION SHAREHOLDERS
INTERNET VOTING
You can now submit your Proxy via the Internet and have your vote recorded.
•	Why use the Internet
–	Internet Voting is timelier.

–	It saves the Company the ever-rising costs of business reply postage.

–	You can change your vote by re-voting at any time.

–	It is simple and easy to use.
•	Instructions for Internet Voting can be found on the reverse side.

•	The Internet Voting Website is:
http://www.ilstk.com - click on “Shareholder Services” and select “Internet Voting”.